Exhibit 10.32

Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***].

FEES AGREEMENT

This Agreement (“Fees Agreement”) is entered into and effective as of April 1, 2021 (“Effective Date”) by and between BitGo Trust Company, Inc., a trust company duly organized and chartered in South Dakota and having a place of business at 6216 Pinnacle Place Suite 101 Sioux Falls, SD 57108 (“BitGo”) and Bullish Global, duly organized in Cayman Islands and having a place of business at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands (“Bullish”).

BACKGROUND

Bullish and/or its affiliates appointed or will appoint BitGo and/or its affiliates under the Relationship Agreements (as defined in clause 4) to provide various services and technology to Bullish and its affiliates. BitGo and Bullish have agreed a fee structure that will cover all of the Relationship Agreements and will compensate BitGo and its affiliates for the performance by them of all of their obligations under the Relationship Agreements. This Fees Agreement sets out the terms on which those fees will be calculated and the terms on which Bullish and/or its affiliates will pay those fees to BitGo and/or its affiliates.

1.	COMMENCEMENT AND TERMINATION

1.1

This Fees Agreement commences on 1 April 2021 (the “Effective Date”) regardless of the date of signature and shall continue thereafter for so long as any of the Relationship Agreements remain in place (and shall terminate automatically once the last of the Relationship Agreements has terminated for whatever reason or expired), unless the parties agree otherwise in writing.

1.2

Each of the parties hereby irrevocably waives any right that it may have to terminate this Fees Agreement. The waiver of the right to terminate shall be without prejudice to any right that a party may have to claim damages or exercise other rights and remedies that it may have under this Fees Agreement or applicable law, except for any right to terminate or rescind this Fees Agreement.

2.	CALCULATION OF THE FEES

2.1	The fees payable by Bullish to BitGo under this Fees Agreement (the “Fees”) shall be calculated as follows:

2.1.1	Fees are calculated monthly based on the Average USD Value of all Assets Under Custody. For these purposes:

(a)	“Average USD Value” means, in respect of each month, the average US dollar value of the AUC during that month, calculated as follows:

(i)	the balance of all AUC at the first hour of each month will be multiplied by the price of the coin or token at the first hour of the month, to compute the first hourly USD amount;

Execution Version

(ii)

the delta of all transactions that moved coins into or out of AUC that occurred during the following hour will be calculated and added to the balance of the AUC, to result in a new balance of all AUC at the second hour of the month;

(iii)	that new balance will be multiplied by the price of the coin or token at the second hour of the month, to compute the second hourly USD amount, to compute the first hourly USD amount;

(iv)	this same process will be repeated for each hour during the month in question;

(v)	at the end of the month, the average of all the individual hourly USD amounts will be calculated, resulting in the Average USD Value for that month;

(vi)

the price of the coin or token to be applied to the AUC will be calculated in accordance with the methodology set out at https://bitcoinaverage.com/en/methodology (as it existed at the Effective Date); and

(b)	“Assets Under Custody” or “AUC” means all coins, tokens and cryptocurrencies held by BitGo in custody under the Custody Agreements (as defined in clause 4).

2.1.2	[***]:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***]; and

(e)	[***].

2.2	[***].

3.	INVOICES, DISPUTED FEES AND PAYMENT

3.1

BitGo shall calculate the Fees every month in arears and shall present Bullish with its invoice for the Fees quarterly in arrears, no later than 15 calendar days after the end of each quarter. Each invoice shall be accompanied by a written summary that shows the calculation of the AUC, the Average USD Value and the Fees for each month covered by that quarterly invoice, as well as reasonable information and data to enable Bullish to verify the calculation of the AUC, the Average USD Value and the Fees.

Execution Version

3.2

Bullish may require BitGo, instead of issuing a single invoice, to issue (or to procure that BitGo’s affiliates who are party to the same Relationship Agreements) multiple invoices to Bullish and/or its affiliates who are parties to the Relationship Agreements. Where Bullish requires BitGo to do so:

3.2.1

BitGo shall (or shall procure that its affiliates shall) issue invoices in accordance with Bullish’s directions in that regard (including as to the split of the Fees between those invoices, provided that the total invoiced amount across all such invoices shall be equal to the Fees for the relevant quarter); and

3.2.2	each Bullish affiliate who receives such an invoice shall pay that invoice.

3.3

Subject to their right to withhold disputed amounts as set out in clause 3.4, Bullish or its payor affiliate shall pay the Fees within 30 calendar days after the date of receipt of the invoice for those Fees.

3.4

Bullish and its payor affiliates may dispute any invoice in good faith by notifying BitGo accordingly and providing BitGo reasonable details of the dispute. The Bullish and BitGo shall then use good faith efforts to resolve that dispute as quickly as may be practicable in the circumstances but, if that dispute remains unresolved for more than 30 calendar days after Bullish or any of its payor affiliates notified BitGo thereof, either party may refer that dispute to resolution in accordance with clause 5.5. Bullish or its payor affiliates shall pay all undisputed amounts in accordance with clause 3.3 but shall not be required to pay any disputed amounts, unless and until the dispute has been resolved in BitGo’s favour (in which case Bullish or its payor affiliate shall pay the disputed amount within 30 calendar days after the resolution of that dispute).

3.5	Payment of an invoice by or on behalf of Bullish or any of its affiliates will not constitute acknowledgement of the accuracy of the invoice.

3.6	The parties agree that the Fees are inclusive of all general sales taxes, value added taxes and other similar taxes.

4.	SOLE FEES ARRANGEMENT

4.1	For the purposes of this Agreement, the “Relationship Agreements” are:

4.1.1

the agreement entitled “Custodial Services Agreement” between (1) BitGo Trust Company, Inc., a trust company duly organized and chartered in South Dakota, and having an office at 6216 Pinnacle Place, Suite #101, Sioux Falls, South Dakota 57108, and (2) Bullish Global, duly organized in Cayman Islands and having a place of business at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, with effective date of 1 September 2020;

4.1.2

the agreement entitled “Custodial Services Agreement” between (1) BitGo Trust Company, Inc., a trust company duly organized and chartered in South Dakota, and having an office at 6216 Pinnacle Place, Suite #101, Sioux Falls, South Dakota 57108, and (2) Bullish (GI) Limited, duly organized in Gibraltar and having a place of business at Suite 23, Portland House, Glacis Road, Gibraltar, to be entered into on or after the date of this Agreement;

Execution Version

4.1.3

the agreement entitled “Advanced Wallet Services Agreement” between (1) BitGo, Inc., duly organized in the State of Delaware and having a place of business at 2443 Ash Street, Palo Alto, California 94306, and (2) Bullish (GI) Limited, duly organized in Gibraltar and having a place of business at Suite 23, Portland House, Glacis Road, Gibraltar, to be entered into on or after the date of this Agreement; and

4.1.4

the agreement entitled “Order Form – BitGo Services” between (1) BitGo, Inc., duly organized in the State of Delaware and having a place of business at 2443 Ash Street, Palo Alto, California 94306, and (2) Bullish Global, duly organized in Cayman Islands and having a place of business at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, with effective date 22 March 2021, including in each case any amendments to the above agreements and any agreements that may replace these agreements from time to time. The Relationship Agreements referred to in clauses 4.1.1 and 4.1.2 are the “Custody Agreements”.

4.2

From time to time, the parties or their affiliates may enter into new agreements for services that are similar to the services provided under the Relationship Agreements, which the parties may agree will be covered by this Fees Agreement. Where that is the case, any such additional agreements will also be “Relationship Agreements”, and if the parties so agree, and some of those Relationship Agreements may also be “Custody Agreements”. The parties will record their agreement in that regard in writing.

4.3

The parties have agreed, for themselves and as agents for their affiliates who may be party to any of the Relationship Agreements, that the terms and conditions of this Fees Agreement shall, with effect from the Effective Date, be the sole and exclusive agreement pursuant to which BitGo and its affiliates shall be compensated for the performance by them of their obligations under the Relationship Agreements. Accordingly:

4.3.1

this Fees Agreement shall supersede and replace all obligations in all of the Relationship Agreements which arise on or after the Effective Date, pursuant to which Bullish or any of its affiliates who are a party to an Relationship Agreement (each, a “Bullish Contracting Party”) is responsible or liable for payment of any fees in connection with the services, technology or other matter provided by BitGo or any of its affiliates who are a party to an Relationship Agreement (each, a “BitGo Contracting Party”);

4.3.2

to the extent that any Relationship Agreement is inconsistent with the terms of the Fees Agreement in respect of any period after the Effective Date, the parties shall ensure that the BitGo Contracting Party to that Relationship Agreement shall not issue any invoices or otherwise demand any fees or similar charges for the provision of the services, technology or other matter provided under that Relationship Agreement. If any BitGo Contracting Party to an Relationship Agreement should issue any invoices or otherwise demand any fees or similar charges under any Relationship Agreement, BitGo shall at Bullish’s request take

Execution Version

all necessary steps to procure the cancellation of that invoice or demand or, at Bullish’s option if any such invoices have been paid, to treat all amounts already paid in respect of such invoices as set-off against the Fees paid and payable under this Fees Agreement;

4.3.3

payment by Bullish of the Fees pursuant to this Agreement shall compensate all BitGo Contracting Parties in full for the performance by them of all of their obligations under the Relationship Agreements from and after the Effective Date, including where the Fees are paid to BitGo but due to a different BitGo Contracting Party under an Relationship Agreement. There will be no fees charged by any BitGo Contracting Party to any Bullish Contracting Party under any Relationship Agreement in addition to the Fees payable under this Fees Agreement, including any transaction, usage or settlement fees of whatever nature;

4.3.4

without limiting clause 4.3.3, the Fees include all assistance or support of whatever nature (technical or otherwise) provided by BitGo or its affiliates to Bullish and its affiliates in relation to all set-up activities and provision of onboarding and related support (including one full time resource allocated to Bullish and its affiliates to provide assistance with all set-up activities and onboarding and related support), as well as up to 240 FTE hours per year in respect of the provision of technical support or professional support (including solutions engineering consultation for self-managed custody set-up and advanced wallet creation), in each case across all Relationship Agreements. If a Bullish Contracting Party requires any support in excess of 240 FTE hours per year, the relevant BitGo Contracting Party may invoice the relevant Bullish Contracting party for those excess FTE hours at such rates as the parties may agree at the time. A maximum of 240 unused FTE hours may be carried forward from one year to the next. A “full time resource” in this clause 4.3.4 means a full time person providing support for a minimum of 40 hours per week;

4.3.5

BitGo shall be responsible for allocating the Fees payable under this Fees Agreement to all BitGo Contracting Parties in respect of the relevant Relationship Agreements, on such basis as BitGo may determine from time to time;

4.3.6

Bullish shall be responsible for allocating responsibility for the Fees paid by it under this Fees Agreement to all Bullish Contracting Parties in respect of the relevant Relationship Agreements, on such basis as Bullish may determine from time to time; and

4.3.7

in the event of any conflict between this Fees Agreement and any Relationship Agreement (including an Relationship Agreement that is amended after the Effective Date), the terms of this Fees Agreement shall prevail.

4.4

BitGo shall procure that a final invoice is issued under the Custody Agreement referred to in clause 4.1.1 by no later than 15 May 2021, in respect of all fees that have become due under that Custody Agreement up to and including 30 April 2021. All invoices properly issued under that Custody Agreement in respect of the period prior to the Effective Date shall remain payable in accordance with the terms thereof.

Execution Version

5.	GENERAL

5.1	The headings in this Agreement are for reference only and shall not affect the construction or interpretation of any of the provisions herein.

5.2

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

5.3

All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

5.3.1	if to Bullish, to: Bullish (GI) Limited, Suite 23, Portland House, Glacis Road, Gibraltar, attention Steve Ellis / Alex Erasmus; and

5.3.2	if to BitGo, to: BitGo, Inc., 2443 Ash St., Palo Alto, CA 94306, attention Legal,

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each of the foregoing addresses shall be effective unless and until notice of a new address is given by the applicable party to the other parties in writing. Notice will not be deemed to be given unless it has been received.

5.4	This Agreement shall be governed by and construed in accordance with the law of the State of South Dakota without regard to the conflicts of law rules of such state.

5.5	THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT:

5.5.1

THEY ARE GIVING UP ANY RIGHT TO COMMENCE ANY SUIT, ACTION OR PROCEEDING AGAINST EACH OTHER IN COURT SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED;

5.5.2	ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING, AND THAT A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED;

5.5.3	THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS;

Execution Version

5.5.4

THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD UNLESS, IN AN ELIGIBLE CASE, A JOINT REQUEST FOR AN EXPLAIN DECISION HAS BEEN SUBMITTED BY ALL PARTIES TO THE PANEL AT LEAST TWENTY (20) DAYS PRIOR TO THE FIRST SCHEDULED HEARING DATE;

5.5.5	THE PANEL OF ARBITRATORS MAY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY;

5.5.6	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION, AND IN SOME CASES A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT; AND

5.5.7	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT ALL CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE USE OF CUSTODIAL SERVICES, WHETHER ARISING PRIOR, OR, OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE ARBITRATED. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED PURSUANT TO THE AMERICAN ARBITRATION ASSOCIATION’S RULES FOR ARBITRATION OF COMMERCIAL RELATED DISPUTES (ACCESSIBLE AT

HTTPS://WWW.ADR.ORG/SITES/DEFAULT/FILES/COMMERCIAL%20 RULES.PDF), AND THAT SUCH CONTROVERSIES ARE OTHERWISE SUBJECT TO THIS SECTION 25(F) OF THIS AGREEMENT. THE PARTIES AGREE THAT ARBITRATION FORUM SHALL BE LIMITED TO NEW YORK, NY, SAN FRANCISCO, CA, OR SIOUX FALLS, SD. THE PARTIES AGREE THAT THE AWARD OF THE ARBITRATORS, OR THE MAJORITY THEREOF, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED AND ENFORCED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

5.6

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and acknowledged and accepted by each Bullish affiliate that has entered into a Relationship Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

5.7

No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Execution Version

5.8

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns but the parties agree that no party can assign its rights and obligations under this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

5.9

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the services contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the services contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Execution Version

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Agreement as of the Effective Date.

BitGo Trust Company, Inc.

By:	/s/ Mike Belshe
Name:	Mike Belshe
Title:	CEO
Date:	09 July 2021

Bullish Global

By:	/s/ Andrew Bliss
Name:	Andrew Bliss
Title:	Authorized Signatory
Date:	06 July 2021

Execution Version

Acknowledged and accepted by:

Bullish (GI) Limited

By:	/s/ Russell Eldridge
Name:	Russell Eldridge
Title:	Director
Date:	06 July 2021